HAYWARD HOLDINGS, INC.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

DATED AS OF March 16, 2021

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION	1
1.1 Definitions	1
1.2 Rules of Construction	12
ARTICLE II ISSUANCES AND TRANSFERS OF SECURITIES	13
2.1 Issuances and Transfers of Securities	13
2.2 Restriction on Transfer; Coordination	13
2.3 [Intentionally Omitted.]	15
2.4 [Intentionally Omitted.]	15
2.5 Call Right; Forfeiture	15
ARTICLE III [INTENTIONALLY OMITTED.]	18
ARTICLE IV [INTENTIONALLY OMITTED.]	18
ARTICLE V REGISTRATION RIGHTS	18
5.1 [Intentionally Omitted.]	18
5.2 Required Registration	18
5.3 Piggyback Registration	20
5.4 Registration on Form S-3 or Form S-3ASR	21
5.5 Holdback Agreement	23
5.6 Preparation and Filing	24
5.7 Expenses	27
5.8 Indemnification	28

5.9 Underwriting Agreement	30
5.10 Information by Holder	32
5.11 Exchange Act Compliance	32
ARTICLE VI SECURITIES LAW COMPLIANCE; LEGENDS	32
6.1 Restrictive Legends	32
6.2 Notice of Transfer	32
6.3 Removal of Legends, Etc	33
6.4 Additional Legend	33
6.5 Future Stockholders	34
ARTICLE VII AMENDMENT AND WAIVER	34
7.1 Amendment	34
7.2 Waiver	35
ARTICLE VIII TERMINATION	35
ARTICLE IX MISCELLANEOUS	35
9.1 Severability	35
9.2 Entire Agreement	35
9.3 Independence of Agreements and Covenants	36
9.4 Successors and Assigns	36
9.5 Counterparts; Facsimile Signatures; Validity	36
9.6 Remedies	36
9.7 Notices	37
9.8 Governing Law; Venue	38
9.9 Waiver of Jury Trial	39
9.10 Further Assurances	39
9.11 Conflicting Agreements	39
9.12 Third Party Reliance	40
9.13 Subsidiaries	40
9.14 Adjustments	40
9.15 Non-Recourse	40
TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION	1
1.1 Definitions	1
1.2 Rules of Construction	12
ARTICLE II ISSUANCES AND TRANSFERS OF SECURITIES	13
2.1 Issuances and Transfers of Securities	13
2.2 Restriction on Transfer; Coordination	13
2.3 [Intentionally Omitted.]	15
2.4 [Intentionally Omitted.]	15

2.5 Call Right; Forfeiture	15
ARTICLE III [INTENTIONALLY OMITTED.]	18
ARTICLE IV [INTENTIONALLY OMITTED.]	18
ARTICLE V REGISTRATION RIGHTS	18
5.1 [Intentionally Omitted.]	18
5.2 Required Registration	18
5.3 Piggyback Registration	20
5.4 Registration on Form S-3 or Form S-3ASR	21
5.5 Holdback Agreement	23
5.6 Preparation and Filing	24
5.7 Expenses	27
5.8 Indemnification	28
5.9 Underwriting Agreement	30
5.10 Information by Holder	32
5.11 Exchange Act Compliance	32
ARTICLE VI SECURITIES LAW COMPLIANCE; LEGENDS	32
6.1 Restrictive Legends	32
6.2 Notice of Transfer	32
6.3 Removal of Legends, Etc	33
6.4 Additional Legend	33
6.5 Future Stockholders	34
ARTICLE VII AMENDMENT AND WAIVER	34
7.1 Amendment	34
7.2 Waiver	35
ARTICLE VIII TERMINATION	35
ARTICLE IX MISCELLANEOUS	35
9.1 Severability	35
9.2 Entire Agreement	35
9.3 Independence of Agreements and Covenants	36
9.4 Successors and Assigns	36
9.5 Counterparts; Facsimile Signatures; Validity	36
9.6 Remedies	36
9.7 Notices	37
9.8 Governing Law; Venue	38
9.9 Waiver of Jury Trial	39
9.10 Further Assurances	39
9.11 Conflicting Agreements	39
9.12 Third Party Reliance	40
9.13 Subsidiaries	40

9.14 Adjustments	40
9.15 Non-Recourse	40

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

COMPANY:

HAYWARD HOLDINGS, INC.

By: /s/ Kevin Holleran
    Name: Kevin Holleran
    Title: President and Chief Executive Officer

CCMP INVESTORS:

CCMP CAPITAL INVESTORS III, L.P.

By: CCMP CAPITAL ASSOCIATES III, L.P.,
Its General Partner

By: CCMP CAPITAL ASSOCIATES III GP, LLC,
Its General Partner

By: /s/ Mark McFadden
    Name: Mark McFadden
    Title: Managing Director

CCMP CAPITAL INVESTORS (EMPLOYEE) III, L.P.

By: CCMP CAPITAL ASSOCIATES III, L.P.,
Its General Partner

By: CCMP CAPITAL ASSOCIATES III GP, LLC,
Its General Partner

By: /s/ Mark McFadden
    Name: Mark McFadden
    Title: Managing Director

MSD INVESTORS:

MSD AQUA PARTNERS, LLC

By: /s/ Marcello Liguori
    Name: Marcello Liguori
    Title: Vice President

AIMCO INVESTORS:

PE16PX ROCKY MOUNTAIN LTD.

By: /s/ James Ridout
    Name: James Ridout
    Title: Director

PE16GV ROCKY MOUNTAIN LTD.

By: /s/ James Ridout
    Name: James Ridout
    Title: Director

a.
Joinder Agreement
The undersigned is executing and delivering this Joinder Agreement pursuant to the Hayward Holdings, Inc. Amended and Restated Stockholders’ Agreement, dated as of March 16, 2021 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Stockholders’ Agreement.
By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.
The undersigned agrees that the undersigned shall be a Stockholder and [a] [an] [CCMP Investor] [MSD Investor] [AIMCo Investor] [Management Stockholder] [Other Stockholder].
Accordingly, the undersigned has executed and delivered this Joinder Agreement as of
                .

Signature of Stockholder Print Name of Stockholder
Number of Stockholder Shares: _________shares of Common Stock	Address E-mail Telephone
ACKNOWLEDGED & ACCEPTED: HAYWARD HOLDINGS, INC. By Name: Title: